UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549
                                   ---------

                                  FORM 8-K/A
                                Amendment No. 2

                Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Event: January 24, 1997

                             HIREL HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

                        Commission File Number: 0-28524

               DELAWARE                                     65-0666239
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)              Identification No.)

            650 SW 16th Terrace
            Pompano Beach, Florida                             33069
            (Address of principal executive offices)        (Zip code)

Registrant's telephone number, including area code:     (954) 942-5390


                                NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


      This is the second amendment designated as "Form 8-K/A" ("Amendment No. 2"), to the report on Form 8-K of Hirel Holdings, Inc. ("Company"), dated
January 24, 1997, and originally filed with the Securities and Exchange Commission on or about February 6, 1997. This Amendment contains the financial statements and information required by Item 7 of Form 8-K.

(a)   Financial Statements

      Attached are the financial statements of Marine Power, Inc. as of and for the periods listed in the accompanying index.

(b)   Pro Forma Financial Information

      Attached  are  the  unaudited  pro  forma  condensed   combined  financial
statements of the Company, which give effect to the acquisition as of and for the periods listed in the accompanying index.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HIREL HOLDINGS, INC.



DATED: April 3, 1997                    By
                                      William H. Aden, Duly Authorized and Chief
                                         Financial Officer

INDEX TO FINANCIAL STATEMENTS
  --------------------------------------------------------------------




Hirel Holdings, Inc. Pro Forma Condensed Combined Financial Statements [Unaudited]:

  Basis of Presentation.......................................  P-1

  Pro Forma Condensed Combined Balance Sheet as of September 30,
  1996 [Unaudited]............................................  P-2

  Pro Forma Condensed Combined Statement of Operation for the nine months ended September 30, 1996 [Unaudited].................  P-3

  Pro Forma Condensed Combined Statement of Operations for the
  year ended December 31, 1995 [Unaudited]....................  P-4

  Notes to Pro Forma Condensed Combined Financial Statements
  [Unaudited].................................................  P-5

Financial Statements of Marine Power, Inc.:

  Report of Independent Auditors..............................  F-1

  Balance Sheets as of June 30, 1996 and 1995.................  F-2 - F-3

  Statements of Operations and Accumulated Deficit for the years ended
  June 30, 1996 and 1995......................................  F-4

  Statements of Cash Flows for the years ended June 30, 1996 andF-595

  Notes to Financial Statements...............................  F-6  - F-11

  Balance Sheet as of September 30, 1996 [Unaudited]..........  F-12 - F-13

  Statements of Operations and Accumulated Deficit for the three months ended September 30, 1996 and 1995 [Unaudited]...............  F-14

  Statements of Cash Flows for the three months ended September 30,
  1996 and 1995 [Unaudited]...................................  F-15

  Notes to Financial Statements...............................  F-16



                   .   .   .   .   .   .   .   .   .   .   .

HIREL HOLDINGS, INC.
--------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
[UNAUDITED]
-------------------------------------------------------------------------------



            The following pro forma condensed combined balance sheet as of September 30, 1996 and the condensed combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995, give effect to Hirel Holdings, Inc. and subsidiaries ["HHI" or the "Company"] acquiring through its Hirel Technologies, Inc. subsidiary, substantially all of the operating assets of Marine Power, Inc. ["MPI"] for 390,000 shares of common stock of HHI..

            The pro forma information is based on the historical financial statements of the Company and the aforementioned acquired company, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements.

            The pro forma balance sheet at September 30, 1996 gives effect to the transaction as if it occurred on the balance sheet date.

            The pro forma statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995, gives effect to these transactions as if they occurred at the beginning of the respective periods presented.

            The pro forma condensed combined financial statements have been prepared by the Company 's management based upon the historical financial statements of the Company and MPI. These pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been in effect on the dates indicated. The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in the Company's registration statement on Form SB-2 and the Company's quarterly reports on Form 10QSB.



HIREL HOLDINGS, INC.
-------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1996.
[UNAUDITED]
-------------------------------------------------------------------------------


                                          Historicals
                                       Hirel      Marine     Pro Forma    Pro Forma
                                  Holdings, Inc.Power, Inc. Adjustments   Combined

Assets:
Current Assets:
  Cash                              $4,084,442  $  62,736 $       --    $ 4,147,178
  Accounts Receivable [Net]            747,380  1,289,726         --      2,037,106
  Inventory                          1,343,993  2,633,118         --      3,977,111
  Other Current Assets                 672,485    472,481   (139,753)[1]  1,005,213
                                    ----------  --------- ----------    -----------

  Total Current Assets               6,848,300  4,458,061   (139,753)    11,166,608

Property and Equipment [Net]           768,900    487,602         --      1,256,502

Intangibles                                 --         --  1,950,000[3]   2,088,299
                                                             138,299[2]

Other Assets                           510,330    270,004   (123,131)[1]    657,203
                                    ----------  --------- ----------    -----------

  Total Assets                      $8,127,530  $5,215,667$1,825,415    $15,168,612
                                    ==========  ====================    ===========

Liabilities and Equity:
Liabilities:
  Line of Credit                    $1,540,221  $ 634,650 $       --    $ 2,174,871
  Current Portion of Debt                   --    107,609         --        107,609
  Accounts Payable                     619,251  2,478,674         --      3,097,925
  Other Current Liabilities            204,123    431,310         --        635,433
                                    ----------  --------- ----------    -----------

  Total Current Liabilities          2,363,595  3,652,243         --      6,015,838
                                    ----------  --------- ----------    -----------

Long-Term Liabilities                   13,111  1,438,839         --      1,451,950
                                    ----------  --------- ----------    -----------

Equity:
  Preferred Stocks                          --  1,494,360 (1,494,360)[2]         --

  Common Stock                           4,814    831,769   (831,769)[2]      5,204
                                                                 390[3]

  Additional Paid-in Capital         5,963,674         --  1,949,610[3]   7,913,284

  Retained Earnings [Deficit]         (217,664) (2,201,544) (262,884)[1]   (217,664)
                                                           2,464,428[2]

  Total Equity                       5,750,824    124,585  1,825,415      7,700,824
                                    ----------  --------- ----------    -----------

  Total Liabilities and Equity      $8,127,530  $5,215,667 $1,825,415    $15,168,612
                                    ==========  ========== ==========    ===========


                                        P-2




HIREL HOLDINGS, INC.
------------------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE NINE MONTHS
ENDED SEPTEMBER 30, 1996.
[UNAUDITED]
            --------------------------------------------------------------------


                                Historicals
                           Hirel      Marine          Pro Forma Adjustments Pro Forma
                      Holdings, Inc.Power, Inc.      DR          CR         Combined

Net Sales               $19,368,243 $11,039,147 $1,494,805[4]$      --   $28,912,585

Cost of Sales           18,046,938  10,852,047        --    1,361,069[4] 27,537,916
                        ----------  ---------- ---------    ---------   -----------

  Gross Profit           1,321,305    187,100  1,494,805    1,361,069     1,374,669

Operating Expenses       1,592,670  1,021,211    104,415[6]   109,045[4]  2,621,251
                                                  12,000[7]
Interest and Other
  Expenses                  68,602    244,626         --       72,973[4]    240,255
                        ----------  ---------  ---------    ---------   -----------

  [Loss] Income Before
   Income Taxes           (339,967) (1,078,737)1,611,220    1,543,087    (1,486,837)

Provision for Income Taxes      --     59,286         --           --        59,286
                          --------  ---------  ---------    ---------   -----------

  Net [Loss]            $ (339,967) $(1,019,451$1,611,220   $1,543,087  $(1,427,551)
                        ==========  =====================   ==========  ===========

  Net [Loss] Per Share  $     (.08)                                     $      (.32)
                        ==========                                      ===========

Weighted Average Shares
  Outstanding            4,021,761                                        4,411,761
                        ==========                                      ===========



                                        P-3




HIREL HOLDINGS, INC.
            -------------------------------------------------------------------


PRO FORMA CONDENSED COMBINED INCOME STATEMENT FOR THE YEAR ENDED
DECEMBER 31, 1995.
[UNAUDITED]
-------------------------------------------------------------------------------


                                Historicals
                         Hirel [A]    Marine          Pro Forma AdjustmentsPro Forma
                      Holdings, Inc.Power, Inc.      DR          CR       Combined

Net Sales               $22,453,195 $11,441,016$      --    $  23,143[5]$33,917,354

Cost of Sales           21,272,514  10,408,241   139,692[5]        --    31,820,447
                        ----------  ---------- ---------    ---------   -----------

  Gross Profit           1,180,681  1,032,775    139,692       23,143     2,096,907

Operating Expense        2,344,779    792,300     76,883[5]        --     3,369,182
                                                 139,220[6]
                                                  16,000[7]

Interest and Other
  Expenses                 442,902    107,511     66,177[4]        --       616,590
                        ----------  ---------  ---------    ---------   -----------

  [Loss] Income Before
   Income Taxes         (1,607,000)   132,964    437,972       23,143    (1,888,865)

Provision for Income Taxes      --     59,286         --       59,286[8]         --
                          --------  ---------  ---------    ---------   -----------

  Net [Loss] Income     $(1,607,000)$  73,678  $ 437,972    $  82,429   $(1,888,865)
                        =========== =========  =========    =========   ===========

  Net [Loss] Per Share  $     (.43)                                     $      (.46)
                        ==========                                      ===========

Weighted Average Shares
  Outstanding            3,750,000                                        4,140,000
                        ==========                                      ===========


[A] Results are those presented on a pro forma combined basis as included in the Company's Registration Statement on Form SB-2 as filed on or about July
     22, 1996 except that weighted average shares outstanding excludes the 925,000 shares issued in connection with the Company's initial public offering.

                                        P-4




HIREL HOLDINGS, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
[UNAUDITED]
            -------------------------------------------------------------------



[1]  To adjust balance sheet for assets not acquired.

[2]  To eliminate equity accounts of acquired enterprise.

[3] To record issuance of 390,000 shares with a fair value of $1,950,000 in exchange for substantially all of the assets and liabilities of MPI which gives rise to goodwill of $2,088,299 calculated as follows:

     Purchase Price                       $1,950,000
     Add: Liabilities in Excess of Assets Acquired138,299

      Goodwill                            $2,088,299

[4] To adjust year ended June 30, 1996 to nine months ended September 30, 1996 by subtracting from June 30, 1996 the six months ended December 31, 1995 and adding the three months ended September 30, 1996.

[5] To adjust year ended June 30, 1995 to the year ended December 31,1995 by subtracting from June 30, 1995 the six months ended December 31, 1994 and adding the six months ended December 31, 1995.

[6] To record amortization of goodwill over 15 years utilizing the straight-line method. Calculated as follows:

     Goodwill                             $2,088,299
     Life                                         15

      Annual Amortization                 $  139,220
      -------------------                 ==========

[7] To adjust salary expense from actual to that called for in the officers employment contract.

[8] To adjust actual taxes to amount which would have been payable on a combined basis.





           .   .   .   .   .   .   .   .   .   .   .   .   .   .   .

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of Marine Power, Inc.
  Ponchatoula, Louisiana



            We have audited the accompanying balance sheet of Marine Power, Inc. (the "Company") as of June 30, 1996, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's financial statements as of June 30, 1995, were audited by other auditors whose report dated September 21, 1995, expressed an unqualified opinion on those statements. As discussed in Note 10, the Company has restated its 1996 and 1995 financial statements to correct certain errors which resulted in the understatement of previously reported warranty obligations, in conformity with generally accepted accounting principles. The other auditors reported on the 1995 financial statements before the restatement.

            We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

            In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of Marine Power, Inc. as of June 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

            As discussed in Note 10 to the financial statements, certain errors resulting in understatement of previously reported warranty obligations as of June 30, 1996 and 1995, were discovered by management of the Company during fiscal 1997. Accordingly, the 1996 and 1995 financial statements have been restated to correct the error.




                                          Legier & Materne
New Orleans, Louisiana
September 12, 1996, except for Note 10, as to which the date is March 27, 1997



MARINE POWER, INC.
------------------------------------------------------------------------------


BALANCE SHEETS
------------------------------------------------------------------------------


                                                                    June 30,
                                                               1 9 9 6     1 9 9 5
Assets:
Current Assets:
Cash                                                        $    24,909    136,388
Accounts Receivable:
  Trade (Net of $30,000 Allowance in 1996)                    1,204,892   1,154,627
  Affiliate                                                     291,612     253,050
  Employees                                                      86,934      82,299
  Other                                                          37,088     107,332
Inventories                                                   2,236,239   2,692,884
Current Portion of Note Receivable - Affiliate                   32,377      40,054
Prepaid Expenses                                                 94,098      68,572
Deferred Income Tax Asset - Net                                      --      35,474
                                                            ----------- -----------

  Total Current Assets                                        4,008,149   4,570,680

Plant and Equipment - Net                                       501,820     587,041

Note Receivable - Affiliate                                     148,864     181,241

Deferred Charges                                                128,468     155,462

Other Assets                                                     15,210      80,004
                                                            ----------- -----------

  Total Assets                                              $ 4,802,511 $ 5,574,428
                                                            =========== ===========



See Notes to Financial Statements.

                                        F-2




MARINE POWER, INC.
------------------------------------------------------------------------------


BALANCE SHEETS
------------------------------------------------------------------------------


                                                                    June 30,
                                                               1 9 9 6     1 9 9 5

Liabilities and Equity:
Current Liabilities:
Accounts Payable and Accrued Liabilities                    $ 1,945,685 $ 1,588,113
Outstanding Borrowings under Line of Credit                     638,800     512,819
Accrued Warranty Obligations                                    200,000     200,000
Current Portion of Notes Payable                                 94,165     140,669
Current Portion of Obligations under Capital Lease               36,383      38,145
Other Liabilities                                                13,617      51,630
Taxes Payable                                                    19,920      94,760
                                                            ----------- -----------

  Total Current Liabilities                                   2,948,570   2,626,136

Long-Term Debt:
  Notes Payable                                               1,386,569   1,449,505
  Obligations under Capital Lease                                23,066      35,030
                                                            ----------- -----------

  Total Long-Term Debt                                        1,409,635   1,484,535
                                                            ----------- -----------

  Total liabilities                                           4,358,205   4,110,671
                                                            ----------- -----------

Equity:
  Redeemable Capital Stock:
   Class C Common Stock                                         425,000     300,000
   Series B Redeemable Preferred Stock                        1,313,600   1,313,600
   Accrued Dividends Payable on Redeemable Preferred Stock      155,760      50,000
                                                            ----------- -----------

   Total Redeemable Capital Stock                             1,894,360   1,663,600

  Class A Common Stock                                           75,519      75,519

  Class B Common Stock                                          300,000     300,000

  Accumulated Deficit                                        (1,825,573)   (575,362)
                                                            ----------- -----------

  Total Equity                                                  444,306   1,463,757
                                                            ----------- -----------

  Total Liabilities and Equity                              $ 4,802,511 $ 5,574,428
                                                            =========== ===========



See Notes to Financial Statements.

                                        F-3


MARINE POWER, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
------------------------------------------------------------------------------


                                                                   Years ended
                                                                    June 30,
                                                               1 9 9 6     1 9 9 5
                                                               -------     -------

Net Sales                                                   $11,039,147 $11,441,016
                                                            ----------- -----------

Cost of Goods Sold                                           10,363,422  10,408,241

Inventory Adjustment                                            488,625          --
                                                            ----------- -----------

  Total Cost of Goods Sold                                   10,852,047  10,408,241
                                                            ----------- -----------

  Gross Profit                                                  187,100   1,032,775
                                                            ----------- -----------

Selling, General and Administrative Expenses                  1,021,211     792,300
                                                            ----------- -----------

Other Expenses:
  Interest Expense                                              255,756     137,278
  Other (Income) Expense, Net                                   (11,130)    (29,767)
                                                            ----------- -----------

  Total Other Expense                                           244,626     107,511
                                                            ----------- -----------

  Income (Loss) Before Income Taxes                          (1,078,737)    132,964

Provision for Income Taxes                                      (59,286)     59,286
                                                            ----------- -----------

  Net Income (Loss)                                          (1,019,451)     73,678

Dividends Payable on Series B Mandatorily
  Redeemable Preferred Stock                                   (105,760)    (50,000)

Accreted Value of Class C Common Stock                         (125,000)   (300,000)

Accumulated Deficit, Beginning of Periods                      (575,362)   (299,040)
                                                            ----------- -----------

  Accumulated Deficit, End of Periods                       $(1,825,573)$  (575,362)
                                                            =========== ===========


See Notes to Financial Statements.

                                        F-4



MARINE POWER, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS
------------------------------------------------------------------------------


                                                                   Years ended
                                                                    June 30,
                                                               1 9 9 6     1 9 9 5
                                                               -------     -------

Operating Activities:
  Net (Loss) Income                                         $(1,019,451)$    73,678
  Adjustments to Reconcile Net Income to Net Cash Used by
   Operating Activities:
   Depreciation and Amortization                                204,247     170,809
   Loss on Sale of Fixed Asset                                       --       2,852
   Provision (Benefit) for Deferred Taxes                        35,474     (35,474)

  Changes in Assets and Liabilities:
   (Increase) Decrease in Assets:
     Increase in Accounts Receivable                           (105,517)   (417,876)
     Decrease (Increase) in Inventories                         456,645    (191,290)
     Decrease (Increase) in Deferred Charges                     26,994    (155,462)
     Decrease in Prepaid Expenses and Other Assets               39,268     148,554

   Increase (Decrease) in Liabilities:
     Increase (Decrease) in Accounts Payable and Accrued Expenses 357,572  (899,471)
     Increase (Decrease) in Other Liabilities                   (38,013)     29,475
     Decrease in Income Taxes Payable                           (74,840)     94,760

    Net Cash - Operating Activities                            (117,621) (1,179,445)
                                                            ----------- -----------

Investing Activities:
  Capital Expenditures, Net                                     (96,619)    (88,994)
  Repayments on Notes Receivable                                122,353      34,852
                                                            ----------- -----------

  Net Cash - Investing Activities                                25,734     (54,142)
                                                            ----------- -----------

Financing Activities:
  Proceeds from Issuance of Term Loan                                --   1,508,500
  Proceeds from Issuance of Preferred Stock                          --     600,000
  Principal Payments on Notes Payable                          (109,440) (1,242,291)
  Principal Payments on Capital Lease Obligations               (36,133)    (16,070)
  Increase in Borrowings under Revolving Loan                   125,981     512,819
                                                            ----------- -----------

  Net Cash - Financing Activities                               (19,592)  1,362,958
                                                            ----------- -----------

Net (Decrease) Increase in Cash                                (111,479)    129,371

Cash, Beginning of Periods                                      136,388       7,017
                                                            ----------- -----------

Cash, End of Periods                                        $    24,909 $   136,388
                                                            =========== ===========




See Notes to Financial Statements.

                                        F-5

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------



[1] Summary of Significant Accounting Policies

Marine Power, Inc. (the "Company") assembles and sells marine engines and related parts to recreational boat distributors and manufacturers primarily throughout the United States. The following is a description of the more significant accounting policies which the Company follows in presenting its financial statements.

Basis of Accounting - The books and records of the Company are kept on the accrual basis of accounting, whereby revenues are recognized when earned and expenses are recognized when incurred.

Accounts Receivable - The Company provides an allowance for doubtful accounts based on a review of specific past-due accounts and past loss experience. The allowance for doubtful accounts was $30,000 at June 30, 1996. The provision for bad debts was $100,578 for fiscal 1996. The provision for bad debts in fiscal 1996 was primarily attributable to the write-off of a $69,573 note receivable from a customer.

Inventories - Inventories are valued at the lower of cost or market using the weighted average cost method.

Plant and Equipment - Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Assets recorded under capital leases are amortized using the straight-line method over their useful lives or the term of the related leases, whichever is less. The estimated useful lives used in computing depreciation and amortization expenses are as follows:

Leasehold improvements        3 - 15 years
Furniture and fixtures        5 -  7 years
Machinery and equipment       3 -  5 years

Research and Development Costs - Research and development costs are expensed as incurred. Such costs of $20,842 and $41,260 for the years ended June 30, 1996 and 1995, respectively, are included in selling, general and administrative expenses in the accompanying financial statements.

Income Taxes - The Company recognizes the amount of taxes payable or refundable for the current year, and recognizes deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Deferred Charges - Deferred charges represent costs of acquiring long-term debt. Such costs are amortized using the straight-line method over the term of the related debt (Note 4).

Inventory Adjustment - During fiscal 1996, the Company experienced certain difficulties with its inventory accounting system. These difficulties included miscomputations of average cost and problems with the standard costing models used in relieving inventory upon sale of assembled engines. The inventory adjustment amount included in total cost of goods sold in the accompanying fiscal 1996 statement of operations was the amount necessary to reconcile inventory at June 30, 1996 to the physical inventory detail.

Management intends to take several measures during fiscal 1997 to address these issues, including a detail review of its inventory system and monthly physical inventories. It is possible that some or all of the inventory adjustment recorded in fiscal 1996 might be recaptured during fiscal 1997 as a result of these measures, but the ultimate outcome of this matter is uncertain at this time.

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #2
------------------------------------------------------------------------------



[1] Summary of Significant Accounting Policies [Continued]

Statement of Cash Flows - The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. The Company paid interest of $254,931 and $184,796 for the fiscal years ended June 30, 1996 and 1995, respectively.

During fiscal year 1995, note payable and accrued interest totaling $475,000 and Series A Preferred Stock and accrued dividends totaling $239,000 were repaid and redeemed through the issuance of Series B Preferred Stock. ( See Note 5)

During fiscal year 1996, a capital lease obligation of $22,407 was incurred for the purchase of machinery and equipment.

Reclassifications - Certain reclassifications have been made to the fiscal 1995 financial statements to conform to the current year's presentation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates include those regarding the collectibility of accounts receivable and the related allowance for doubtful accounts.

[2] Inventories

Inventories consisted of the following at June 30, 1996 and 1995:

                                                1 9 9 6       1 9 9 5
                                                -------       -------

Materials and Supplies                       $ 2,098,891   $ 2,416,667
Finished Goods                                   106,088       214,693
Work-in-Progress                                  31,260        61,524
                                             -----------   -----------

  Totals                                     $ 2,236,239   $ 2,692,884
  ------                                     ===========   ===========

[3] Plant and Equipment

Plant and equipment consisted of the following at June 30, 1996 and 1995:

                                                1 9 9 6       1 9 9 5
                                                -------       -------

Machinery and Equipment                      $ 1,250,614   $ 1,194,454
Leasehold Improvements                            75,677        65,337
Furniture and Fixtures                            63,480        10,954
                                             -----------   -----------

Totals                                         1,389,771     1,270,745
Less:  Accumulated depreciation and amortization(887,951)     (683,704)

  Totals                                     $   501,820   $   587,041
  ------                                     ===========   ===========

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #3
------------------------------------------------------------------------------



[3] Plant and Equipment [Continued]

Machinery and equipment includes assets under capital lease totaling $154,237 and $126,571 as of June 30, 1996 and 1995, respectively. Accumulated amortization related to these assets was $71,629 and $45,672 at June 30, 1996 and 1995, respectively. The Company also leases other equipment and property under operating leases. Rental expense for operating leases totaled $48,526 and $54,422 for the years ended June 30, 1996 and 1995, respectively.

Minimum annual rentals for fiscal years subsequent to June 30, 1996 are as follows:

                                            Capital LeasesOperating Leases

1997                                         $    35,882   $    48,000
1998                                              14,055        48,000
1999                                               5,189        48,000
2000                                               4,481        48,000
2001                                                 373        48,000
Thereafter                                            --       312,000
                                             -----------   -----------

Total Minimum Lease Payments                 $    59,980
Less:  Amount Representing Interest                  531
                                             -----------

Present Value of Net Minimum Lease Payments
  Under Capital Lease                        $    59,449

[4] Notes Payable

Long-term debt consisted of the following at June 30, 1996 and 1995:

                                                         1 9 9 6       1 9 9 5
                                                         -------       -------

Note payable to bank, interest at prime rate plus 1.5%, with monthly payments of principal and interest through 2$08 1,432,661 $ 1,470,085

Various notes payable, with varying interest rates, monthly
  payments and maturities                                  48,073       120,089

Totals                                                  1,480,734     1,590,174
Less:  Current Maturities                                  94,165       140,669
                                                      -----------   -----------

  Totals                                              $ 1,386,569   $ 1,449,505
  ------                                              ===========   ===========

Substantially all of the Company's assets are pledged as security for the notes payable.

The note payable to bank contains certain covenants that restrict payment of dividends, loans, acquisitions and guaranties. It also requires the Company to maintain certain financial ratios. For the year ended June 30, 1996, the Company was not in compliance with the covenant to maintain a certain debt to tangible net worth ratio and certain financial reporting requirements. These instances of default were subsequently waived by the bank.

Subsequent to year-end, the Company renewed an $850,000 revolving line of credit with a local bank which matures October 18, 1997. Interest is at the bank's prime plus two percent. The credit line is secured by the Company's accounts receivable.

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #4
------------------------------------------------------------------------------



[4] Notes Payable [Continued]

Aggregate maturities of notes payable in the fiscal years subsequent to June 30, 1996 are as follows:

1997                                                  $    94,165
1998                                                       96,641
1999                                                       85,806
2000                                                       94,243
2001                                                      104,166
Thereafter                                              1,005,713
                                                      -----------

  Total                                               $ 1,480,734
  -----                                               ===========

[5] Capital Stock

At June 30, 1996 and 1995, the Company's capital stock consisted of the following:

                                                         Shares
                                           Authorized    Issued and Outstanding
Class A Common Stock - no par value:
  Voting                                          5,000              4,200
  Non-voting                                      4,500              2,800
Class B Common Stock - no par value,
  non-voting                                     10,500              3,000
Class C Common Stock - no par value,
  non-voting                                      5,152              5,152
Series B Preferred Stock - 8% cumulative,
  $100 par value, non-voting                     13,136             13,136

On December 30, 1994, the Company issued its Series B Preferred Stock and Class C Common Stock in exchange for: (1) $600,000 cash, (2) 2,000 shares of previously outstanding Series A Preferred Stock plus any accrued but unpaid dividends and (3) a $400,000 previously outstanding note payable to affiliate plus any accrued but unpaid interest and royalties. The Series B Preferred Stock is mandatorily redeemable within 90 days after December 31, 1999 at par value plus any accrued but unpaid dividends.

Terms of the Class C Common Stock agreement provide for a "put" option which requires the Company to repurchase the stock at any time after December 31, 1999 at a price equal to the greater of five times the earnings in year five before interest, taxes, depreciation and amortization, or fair market value. The carrying amount of the Class C Common Stock is accreted annually by the estimated annual amount necessary to ultimately value the shares at the amount at which the Company expects to repurchase these shares. The rights of the Class C Common Stockholders are subordinate to those of the Series B Preferred Stockholders.

The stock agreements contain certain covenants that, among other things, restrict creation of additional liens on assets or additional obligations of the Company, issuance of equity-oriented securities which would be senior to the Company's currently outstanding equity securities, bonuses or salary increases for management, significant related party transactions, declaration of dividends and fixed asset additions and disposals. In addition, the covenants require maintenance of certain financial ratios. At June 30, 1996, the Company was not in compliance with the covenants to maintain a financial ratio of earnings before interest, taxes, depreciation, and amortization at 7.5% of gross sales less discounts and returns, and maintain equity of at least $1,700,000. The instances of default were subsequently waived by the stockholders.

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #5
------------------------------------------------------------------------------



[5] Capital Stock [Continued]

Terms of the original Class B Common Stock agreement provided for a "put" option which would have required the Company to repurchase these shares at a stipulated price, as defined, in excess of the purchase price at any time after December 31, 1998, at the sole election of the Class B stockholders. On December 30, 1994, the agreement was retroactively amended to December 31, 1993 whereby an officer and Class A Common stockholder assumed responsibility for the "put" option, thereby releasing the Company from any future liability related to the option.

At June 30, 1996 and 1995, 1,050 Class A non-voting Common Stock options at an undetermined option price were outstanding.

[6] Income Taxes

The components of the provision for income taxes for the years ended June 30, 1996 and 1995 were:

                                                         1 9 9 6       1 9 9 5
                                                         -------       -------

Current Tax Expense:
  Federal                                             $   (79,283)  $    79,283
  State                                                   (15,477)       15,477

Deferred Tax Expense (Benefit):
  Federal                                                  31,740       (31,740)
  State                                                    3,734         (3,734)
                                                      ----------    -----------

  Income Tax Expense                                  $   (59,286)  $    59,286
  ------------------                                  ===========   ===========

Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The Company's temporary differences primarily relate to differences in depreciation for book and tax purposes, the allowance for bad debts and the capitalization of certain costs into inventory for tax purposes. The Company also had net operating loss carryforwards of approximately $1,000,000 at June 30, 1996, which are available to reduce future income taxes. The net operating loss carryforwards expire primarily in 2011.

The following represent total deferred tax assets and liabilities at June 30, 1996 and 1995:

                                                         1 9 9 6       1 9 9 5
                                                         -------       -------

Total Deferred Tax Assets                             $   432,845   $   129,386
Total Deferred Tax Liabilities                             (6,353)       (5,955)
Valuation Allowance                                      (426,492)      (87,957)
                                                      -----------   -----------

  Net Deferred Tax Asset                              $        --   $    35,474
  ----------------------                              ===========   ===========

The Company has recorded valuation allowances on the deferred tax assets at June 30, 1996 and 1995, due to the uncertainty of realization of the tax benefits from these future deductions.

The provision for income taxes for the year ended June 30, 1996 is different than the amount which would be derived by applying statutory rates to the pre-tax loss primarily because of the valuation allowance established for the fiscal 1996 net operating loss.

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS, Sheet #6
------------------------------------------------------------------------------



[7] Related Party Transactions

Sales to Commercial Marine Sales & Service, Inc., an affiliated company, were $606,317 and $412,458 for the years ended June 30, 1996 and 1995, respectively. Amounts due related to these sales are included in accounts receivable - affiliate in the accompanying balance sheet. In addition, at June 30, 1996 and 1995, the Company had a note receivable from Commercial Marine Sales & Service, Inc. with balances of $163,241 and $203,295, respectively, which accrues interest at 10% and is unsecured. The Company receives monthly payments of principal and interest through the maturity of this note in 2000. Amounts due to Commercial Marine Sales & Service, Inc. of $13,172 are included in Accounts Payable at June 30, 1996.

Various unsecured, non-interest bearing notes receivable with various maturity dates totaling $79,164 and $76,289 at June 30, 1996 and 1995, respectively, are due from an officer, stockholder and employees of the Company and are included in accounts receivable - employees in the accompanying balance sheets.

Rent expense of approximately $48,000 was paid to AA Land Development, Inc., an affiliated company, for the years ended June 30, 1996 and 1995. The lease includes provisions for price increases in proportion to changes in the United States consumer price index and has an option to renew for an additional seven years at expiration on January 4, 2008. In addition, the Company has a non-interest bearing note receivable of $18,000 at June 30, 1996 and 1995 from AA Land Development, Inc. which is due upon demand.

[8] Contingent Liabilities and Concentrations

The Company is subject to claims arising out of the ordinary course of its business. While the ultimate outcome of such claims cannot be determined, management does not expect that these matters will have a material adverse effect on the financial position of the Company.

The Company does a major portion of its business with three customers in the marine retail sales business. Sales to these customers comprised 57% of fiscal year 1996 revenue, and receivables from these customers comprised 57% of trade accounts receivable at June 30, 1996.

The Company purchases engines, the base component of its product, primarily from one major supplier. During fiscal year 1996, purchases from this supplier accounted for 37% of cost of goods sold.

[9] Retirement Plan

The Company sponsors a qualified retirement plan whereby employees who meet certain eligibility requirements relating to age and length of service are entitled to contribute a portion of their compensation under a tax deferred arrangement pursuant to section 401(k) of the Internal Revenue Code. The Company matches contributions made to the plan by the employees equal to 25% of the first 6% of gross pay contributed to the plan. The company contributed $10,504 and $7,873 in fiscal years 1996 and 1995, respectively. The plan also allows discretionary contributions to be made by the Company, which are allocated to all eligible employees based on relative compensation.

[10] Restatement

During fiscal 1997, management of the Company discovered certain errors resulting in understatement of previously reported warranty obligations. Accordingly, the accompanying financial statements have been restated to correct the error. Correction of this error resulted in increases in previously reported accrued warranty obligations and decreases in previously reported retained earnings as of June 30, 1996 and 1995 of $189,500.
                             .   .   .   .   .   .   .



MARINE POWER, INC.
------------------------------------------------------------------------------


BALANCE SHEET AS OF SEPTEMBER 30, 1996. [UNAUDITED]
------------------------------------------------------------------------------


ASSESTS:
Current Assets:
Cash                                                                    $    62,736
Accounts Receivable:
  Trade [Net of $30,000 Allowance ]                                       1,289,726
  Affiliate                                                                 249,620
  Employees                                                                  86,738
Inventories                                                               2,633,118
Current Portion of Note Receivable - Affiliate                               32,377
Prepaid Expenses                                                            103,746
                                                                        -----------

  Total Current Assets                                                    4,458,061

Plant and Equipment - Net                                                   487,602

Note Receivable - Affiliate                                                 143,937

Deferred Charges                                                            110,863

Other Assets                                                                 15,204

  Total Assets                                                          $ 5,215,667
                                                                        ===========



See Notes to Financial Statements.


                                        F-12


MARINE POWER, INC.
------------------------------------------------------------------------------


BALANCE SHEET AS OF SEPTEMBER 30, 1996. [UNAUDITED]
------------------------------------------------------------------------------




Liabilities and Equity:
Current Liabilities:
  Accounts Payable and Accrued Liabilities                              $ 2,478,674
  Outstanding Borrowings under Line of Credit                               634,650
  Accrued Warranty Obligations                                              220,000
  Current Portion of Notes Payable                                           71,226
  Current Portion  of Obligations under Capital Lease                        36,383
  Other Liabilities                                                         191,390
  Taxes Payable                                                              19,920
                                                                        -----------

  Total Current Liabilities                                               3,652,243

Long-Term Debt:
  Notes Payable                                                           1,427,106
  Obligations under Capital Lease                                            11,733

  Total Long-Term Debt                                                    1,438,839

  Total Liabilities                                                       5,091,082

Equity:
  Redeemable Capital Stock:
   Class C Common Stock                                                     456,250
   Series B Redeemable Preferred Stock                                    1,313,600
   Accrued Dividends Payable on Redeemable Preferred Stock                  180,760
                                                                        -----------

   Total Redeemable Capital Stock                                         1,950,610

  Class A Common Stock                                                       75,519

  Class B Common Stock                                                      300,000

  Accumulated Deficit                                                    (2,201,544)

  Total Equity                                                              124,585

  Total Liabilities and Equity                                          $ 5,215,667
                                                                        ===========



See Notes to Financial Statements.

                                        F-13




MARINE POWER, INC.
------------------------------------------------------------------------------


STATEMENTS OF OPERATIONS [UNAUDITED]
------------------------------------------------------------------------------


                                                               Three months ended
                                                                  September 30,
                                                               1 9 9 6     1 9 9 5
                                                               -------     -------

Net Sales                                                   $ 3,208,937 $ 2,525,224

Cost of Goods Sold                                            3,159,834   2,468,135
                                                            ----------- -----------

  Gross Profit                                                   49,103      57,089
                                                            ----------- -----------

Selling, General and Administrative Expenses                    315,029     213,135
                                                            ----------- -----------

Other Expenses:
  Interest Expense                                               45,668      56,601
  Other Expense - Net                                             7,877         552
                                                            ----------- -----------

  Total Other Expenses                                           53,545      57,153
                                                            ----------- -----------

  [Loss] Before Income Taxes                                   (319,471)   (213,199)

Provision for Income Taxes                                           --          --
                                                            ----------- -----------

  Net [Loss]                                                   (319,471)   (213,199)

Dividends Payable on Series B Mandatorily
  Redeemable Preferred Stock                                    (25,000)    (25,000)

Accreted Value of Class C Common Stock                          (31,500)    (75,000)

Accumulated Deficit - Beginning of Periods                   (1,825,573)   (575,362)
                                                            ----------- -----------

  Accumulated Deficit - End of Periods                      $(2,201,544)$  (888,561)
                                                            =========== ===========


See Notes to Financial Statements.

                                        F-14



MARINE POWER, INC.
------------------------------------------------------------------------------


STATEMENTS OF CASH FLOWS [UNAUDITED]
------------------------------------------------------------------------------


                                                               Three months ended
                                                                  September 30,
                                                               1 9 9 6     1 9 9 5
                                                               -------     -------

Operating Activities:
  Net [Loss]                                                $  (319,471)$  (213,199)
  Adjustments to Reconcile Net Income to Net Cash Used by
  Operating Activities:
   Depreciation and Amortization                                 39,275      48,643
   Loss on Sale of Fixed Asset                                    3,641          --

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
     Accounts Receivable                                          5,558      47,715
     Inventories                                               (396,879)   (424,382)
     Deferred Charges                                            17,605       4,271
     Prepaid Expenses and Other Assets                           (4,715)     42,621

   Increase [Decrease] in:
     Accounts Payable and Accrued Expenses                      522,489     503,731
     Other Liabilities                                          208,273     (51,630)
     Income Taxes Payable                                            --     (74,840)
                                                            ----------- -----------

  Net Cash - Operating Activities                                75,776    (117,070)
                                                            ----------- -----------

Investing Activities:
  Capital Expenditures - Net                                     (9,796)    (79,584)
  Repayments on Notes Receivable                                  4,927       8,581
                                                            ----------- -----------

  Net Cash - Investing Activities                                (4,869)    (71,003)
                                                            ----------- -----------

Financing Activities:
  Principal Payments on Notes Payable                           (17,598)     (9,554)
  Principal Payments on Lease Obligations                       (11,333)    (21,968)
  Increase [Decrease] in Borrowings under Revolving Loan         (4,150)    133,283
                                                            ----------- -----------

  Net Cash - Financing Activities                               (33,081)    101,761
                                                            ----------- -----------

  Net Increase [Decrease] in Cash                                37,826     (86,312)

Cash - Beginning of Periods                                      24,910     136,388
                                                            ----------- -----------

  Cash - End of Periods                                     $    62,736 $    50,076
                                                            =========== ===========



See Notes to Financial Statements.

                                        F-15

MARINE POWER, INC.
NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


[1] Unaudited Interim Statements

The financial statements as of September 30, 1996 and for the three months ended September 30, 1996 and 1995 are unaudited, however, in the opinion of management all adjustments [consisting solely of normal recurring adjustments] which are necessary in order to make the interim financial statements not misleading have been made.

The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.





                    .   .   .   .   .   .   .   .   .   .   .